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                                                                    EXHIBIT 21.1


                              List of Subsidiaries

                                                            Jurisdiction of
                                                            Incorporation or
               Company Name                                   Organization
               ------------                                 ----------------
Benton International, Incorporated.......................... California
Deutsche Perot Systems GmbH................................. Germany
HCL Perot Systems N.V....................................... The Netherlands
HCL Perot Systems Private Limited (India)................... India
HCL Perot Systems Pte. Limited (Singapore).................. Singapore
HCL Perot Systems (Mauritius) Pvt. Ltd...................... Mauritius
HPS America, Inc............................................ Delaware
HPS Europe Limited.......................................... United Kingdom
Icarus Consulting A.G....................................... Switzerland
Icarus Consulting GmbH...................................... Germany
Perot Systems A.G........................................... Switzerland
Perot Systems Asia Pacific Pte. Ltd......................... Singapore
Perot Systems B.V........................................... The Netherlands
Perot Systems (Canada) Corporation.......................... Canada
Perot Systems Communication Services, Inc................... Delaware
Perot Systems Europe (Energy Services) Limited.............. United Kingdom
Perot Systems Europe Limited ("PSEL")....................... United Kingdom
Perot Systems Field Services Corporation.................... Delaware
Perot Systems Financial Services Corporation................ Delaware
Perot Systems Holding Pte. Ltd.............................. Singapore
Perot Systems Investments B.V............................... The Netherlands
Perot Systems (Japan) Ltd................................... Japan
Perot Systems Monaco S.A.M.................................. Monaco
Perot Systems Realty Corporation............................ Texas
Perot Systems S.A........................................... France
Persys Ireland Limited...................................... Ireland
PSC Government Services Corporation......................... Delaware
PSC Health Care, Inc........................................ Delaware
PS Information Resource (Ireland) Limited................... Ireland
RothWell International, Inc................................. Texas
Stamos Associates Inc....................................... California
Syllogic Ireland Limited.................................... Ireland
Syllogic B.V................................................ The Netherlands
Syllogic Limited............................................ United Kingdom
The Technical Resource Connection, Inc...................... Delaware